SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

July 1, 2004
(Date of earliest event reported)

COMMERCIAL CAPITAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-50126 (Commission File Number)	33-0865080 (IRS Employer Identification No.)

One Venture, 3rd Floor, Irvine, California (Address of principal executive offices)	92618 (Zip Code)

(949) 585-7500 (Registrant’s telephone number, including area code) Not Applicable (Former name, former address and former fiscal year, if changed since last report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	The following exhibit is included with this Report:

Exhibit 99.1 Press Release dated July 1, 2004.

Item 12. Other Events and Required FD Disclosure

          On July 1, 2004, Commercial Capital Bancorp, Inc. (the “Company”) announced by press release that it will release its earnings for the second quarter ended June 30, 2004, before the market opens on Monday, July 26, 2004. At 7:00 a.m. PDT the same day, Stephen H. Gordon, Chairman and CEO, David S. DePillo, Vice Chairman, President and COO, and Christopher G. Hagerty, EVP and CFO, will host a discussion of the Company’s second quarter 2004 performance.

A copy of the press release is attached hereto as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMERCIAL CAPITAL BANCORP, INC.

By:	/s/ Stephen H. Gordon —————————— Stephen H. Gordon Chairman of the Board and Chief Executive Officer

Date: July 1, 2004